UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2005

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 West Monroe Street
Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Board of Directors elected Brian A. Kenney as President and Chief Executive Officer at a Board meeting held in conjunction with the company’s annual shareholders’ meeting on April 22, 2005. This action follows the management succession plan previously announced by the Board in October 2004, when Mr. Kenney was elected President of GATX Corporation. Mr. Kenney succeeds Ronald H. Zech, who will continue to serve as Chairman of GATX’s Board of Directors until his retirement in October 2005.

     Mr. Kenney joined GATX Corporation in 1995 as Treasurer, was promoted to vice president of finance in 1998, to chief financial officer in 1999, and to senior vice president in 2002. Mr. Kenney was elected President and to the Board of Directors in October 2004. Prior to joining GATX, Mr. Kenney was a managing director, corporate finance and banking with AMR Corporation, which he joined in 1990. Prior to that, he held management positions with United Airlines and Morton International, Inc. Mr. Kenney received his BBA from the University of Notre Dame in 1981, and his MBA in finance from the University of Michigan in 1983.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

99.1 Press Release dated April 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Ronald J. Ciancio
Ronald J. Ciancio
Date: April 22, 2005	Senior Vice President, General Counsel and Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release of GATX Corporation, dated April 22, 2005 announcing Brian A. Kenney’s election as Chief Executive Officer.	Filed Electronically